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                                                                     EXHIBIT 1

                     BERGER/BIAM WORLDWIDE PORTFOLIOS TRUST


                           (A Delaware Business Trust)






                                TRUST INSTRUMENT














                               Dated May 31, 1996

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                                TABLE OF CONTENTS


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ARTICLE I         DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II        THE TRUSTEES . . . . . . . . . . . . . . . . . . . . . . .   2

          Section 1.  Management of the Trust. . . . . . . . . . . . . . . .   2
          Section 2.  Initial Trustees and Number of Trustees. . . . . . . .   3
          Section 3.  Term of Office of Trustees . . . . . . . . . . . . . .   3
          Section 4.  Vacancies; Appointment of Trustees . . . . . . . . . .   3
          Section 5.  Temporary Vacancy or Absence . . . . . . . . . . . . .   3
          Section 6.  Chairman . . . . . . . . . . . . . . . . . . . . . . .   4
          Section 7.  Action by the Trustees . . . . . . . . . . . . . . . .   4
          Section 8.  Ownership of Trust Property. . . . . . . . . . . . . .   4
          Section 9.  Effect of Trustees Not Serving . . . . . . . . . . . .   5
          Section 10. Trustees, Etc. as Holders. . . . . . . . . . . . . . .   5

ARTICLE III       POWERS OF THE TRUSTEES . . . . . . . . . . . . . . . . . .   5

          Section 1.  Powers . . . . . . . . . . . . . . . . . . . . . . . .   5
          Section 2.  Certain Transactions . . . . . . . . . . . . . . . . .   8

ARTICLE IV        SERIES; INTERESTS. . . . . . . . . . . . . . . . . . . . .   9

          Section 1.  Establishment of Series. . . . . . . . . . . . . . . .   9
          Section 2.  Interests. . . . . . . . . . . . . . . . . . . . . . .   9
          Section 3.  Investment in the Trust. . . . . . . . . . . . . . . .   9
          Section 4.  Assets and Liabilities of Series . . . . . . . . . . .  10
          Section 5.  Ownership of Interests . . . . . . . . . . . . . . . .  11
          Section 6.  Status of Interests:  Limitation of Holder
                      Liability. . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V         PURCHASES, DECREASES AND WITHDRAWALS . . . . . . . . . . .  12

          Section 1.  Purchases. . . . . . . . . . . . . . . . . . . . . . .  12
          Section 2.  Decreases and Withdrawals. . . . . . . . . . . . . . .  12

ARTICLE VI        DETERMINATION OF BOOK CAPITAL ACCOUNT
                  BALANCES, NET INCOME AND DISTRIBUTIONS . . . . . . . . . .  12

          Section 1.  Book Capital Account Balances. . . . . . . . . . . . .  12
          Section 2.  Distributions and Allocations to Holders . . . . . . .  13
          Section 3.  Allocation of Certain Tax Items. . . . . . . . . . . .  13
          Section 4.  Power to Modify Foregoing Procedures . . . . . . . . .  13
          Section 5.  No Deficit Makeup Requirement. . . . . . . . . . . . .  14

ARTICLE VII       HOLDERS' VOTING POWERS AND MEETINGS. . . . . . . . . . . .  14

          Section 1.  Voting Powers. . . . . . . . . . . . . . . . . . . . .  14
          Section 2.  Meetings of Holders. . . . . . . . . . . . . . . . . .  15
          Section 3.  Quorum; Required Vote. . . . . . . . . . . . . . . . .  15


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ARTICLE VIII      CONTRACTS WITH SERVICE PROVIDERS . . . . . . . . . . . . .  15

          Section 1.  Investment Adviser . . . . . . . . . . . . . . . . . .  15
          Section 2.  Placement Agent. . . . . . . . . . . . . . . . . . . .  16
          Section 3.  Transfer Agency, Holder Services and
                      Administration Agreements. . . . . . . . . . . . . . .  16
          Section 4.  Custodian. . . . . . . . . . . . . . . . . . . . . . .  16
          Section 5.  Parties to Contracts with Service
                      Providers. . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE IX        EXPENSES OF THE TRUST AND SERIES . . . . . . . . . . . . .  17

ARTICLE X         LIMITATION OF LIABILITY AND INDEMNIFICATION. . . . . . . .  17

          Section 1.  Limitation of Liability. . . . . . . . . . . . . . . .  17
          Section 2.  Indemnification. . . . . . . . . . . . . . . . . . . .  18
          Section 3.  Indemnification of Holders . . . . . . . . . . . . . .  20

ARTICLE XI        MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .  20

          Section 1.  Trust Not a Partnership. . . . . . . . . . . . . . . .  20
          Section 2.  Trustee Action; Expert Advice; No Bond or
                      Surety . . . . . . . . . . . . . . . . . . . . . . . .  20
          Section 3.  Record Dates . . . . . . . . . . . . . . . . . . . . .  20
          Section 4.  Termination of the Trust . . . . . . . . . . . . . . .  21
          Section 5.  Reorganization; Merger; Consolidation. . . . . . . . .  22
          Section 6.  Trust Instrument . . . . . . . . . . . . . . . . . . .  22
          Section 7.  Applicable Law . . . . . . . . . . . . . . . . . . . .  23
          Section 8.  Amendments . . . . . . . . . . . . . . . . . . . . . .  23
          Section 9.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . .  24
          Section 10.  Severability. . . . . . . . . . . . . . . . . . . . .  24
          Section 11.  Use of the Names "Berger" and "BIAM". . . . . . . . .  24
          Section 12.  Tax Matters Partner . . . . . . . . . . . . . . . . .  25
          Section 13.  Withholding . . . . . . . . . . . . . . . . . . . . .  25
          Section 14.  Future Treasury Regulations . . . . . . . . . . . . .  25


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                     BERGER/BIAM WORLDWIDE PORTFOLIOS TRUST

                                TRUST INSTRUMENT

     This TRUST INSTRUMENT is made on May 31, 1996, by the Trustees, to establish a business trust under the law of Delaware for the investment and reinvestment of funds contributed to the Trust by investors. The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument is Berger/BIAM Worldwide Portfolios Trust.


                                    ARTICLE I

                                   DEFINITIONS

     Unless otherwise provided or required by the context:

     (a) "Book Capital Account" means, for any Holder at any time, the book capital account of the Holder at such time, determined in accordance with generally accepted accounting principles and pursuant to Article VI of this Trust Instrument, and based upon the net asset value of the Trust Property determined in accordance with applicable provisions of the 1940 Act and the Code.

     (b) "Bylaws" means the Bylaws of the Trust adopted by the Trustees, which Bylaws are incorporated by reference herein in their entirety, as amended from time to time;

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

     (d) "Commission," "Interested Person," and "Principal Underwriter" have the meanings provided in the 1940 Act;

     (e)  "Covered Person" means a person so defined in Article X, Section 2;

     (f)  "Delaware Act" means the Delaware Business Trust Act, 12 Del.C.
Section 3801 ET SEQ., as amended from time to time;

     (g)  "Holder" means a record owner of Outstanding Interests;

     (h) "Interest" means the interest of a Holder in the Trust or a Series, including all rights, powers and privileges accorded to Holders in this Trust Instrument, which interest may be expressed as a percentage, determined by calculating, at any time of determination, the ratio of each Holder's Book Capital Account balances of the Trust or a Series to the total of all Holders' Book


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Capital Account balances of the Trust or a Series, as applicable.  Reference herein to a specified percentage in, or a fraction of, Interests of the Holders shall mean Holders whose combined Book Capital Accounts represent such specified percentage or fraction of the total of the Book Capital Accounts of all Holders of the Trust or of a Series, as relevant.

     (i) "Majority Holder Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act;

     (j) "Outstanding Interests" means Interests shown in the books of the Trust or its transfer agent as then outstanding;

     (k)  "Series" means a series of Interests established pursuant to
Article IV;

     (l) "Trust" means Berger/BIAM Worldwide Portfolios Trust established hereby, and reference to the Trust, when applicable to one or more Series, refers to that Series;

     (m) "Trustees" means the persons who have signed this Trust Instrument, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder;

     (n) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the Trust or the Trustees on behalf of the Trust. The Trustees may authorize the division of Trust Property into one or more Series, in accordance with the provisions of
Article IV hereof, in which case all references in this Trust Instrument to Trust Property, Interests therein, or Holders thereof shall be deemed to refer to each such Series, as the case may be, except as the context otherwise requires;

     (o) The "1940 Act" means the Investment Company Act of 1940, as amended from time to time.


                                   ARTICLE II

                                  THE TRUSTEES

     SECTION 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.


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     SECTION 2.  INITIAL TRUSTEES AND NUMBER OF TRUSTEES.  The initial Trustees shall be the persons signing this Trust Instrument. The exact number of Trustees (other than the initial Trustees) shall be fixed from time to time by a majority of the Trustees, provided, that there shall be at least two (2) Trustees. Other than the initial Trustees and Trustees appointed to fill vacancies pursuant to Section 4 of this Article, the Holders shall elect the Trustees by a plurality vote on such dates as the Trustees may fix from time to time.

     SECTION 3. TERM OF OFFICE OF TRUSTEES. Each Trustee shall hold office for life or until his successor is elected and qualified or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (b) any Trustee who requests to be retired, or who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; (c) any Trustee shall be retired or removed with or without cause at any time upon the unanimous written request of the remaining Trustees; and (d) any Trustee may be removed at any meeting of the Holders by a vote of at least two-thirds of the Outstanding Interests.

     SECTION 4. VACANCIES; APPOINTMENT OF TRUSTEES. Whenever a vacancy shall exist, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his or her appointment in writing, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder.

     SECTION 5. TEMPORARY VACANCY OR ABSENCE. Whenever a vacancy in the Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from his domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence or incapacity shall be conclusive. Any Trustee may, by power of attorney, delegate his powers as Trustee for a period not to exceed six (6) months, unless otherwise


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extended for one or more additional consecutive six (6) month periods, to any other Trustee or Trustees.

     SECTION 6. CHAIRMAN. The Trustees may appoint one of their number to be a non-officer Chairman of the Trustees. In such event, the Chairman shall preside at all meetings of the Trustees and Holders.

     SECTION 7. ACTION BY THE TRUSTEES. The Trustees shall act by majority vote at a meeting duly called (including at a telephonic meeting at which all participants can hear one another, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. One-third of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Notice of the time, date and place of all Trustees meetings shall be given to each Trustee by telephone, facsimile or other electronic mechanism sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before, at or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

     SECTION 8. OWNERSHIP OF TRUST PROPERTY. The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trust, provided that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trustees acting on behalf of the Trust, or in the name of any person as nominee. No Holder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Holder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the Trust or Series represented by Interests. The Trust or the Trustees on behalf of the Trust shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession or colony of the United States or the laws of the United States.


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     SECTION 9.  EFFECT OF TRUSTEES NOT SERVING.  The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

     SECTION 10. TRUSTEES, ETC. AS HOLDERS. Subject to any restrictions in the Bylaws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Interests to the same extent as any other Holder, and the Trustees may issue and sell Interests to and buy Interests from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.

                                   ARTICLE III

                             POWERS OF THE TRUSTEES

     SECTION 1. POWERS. The Trustees in all instances shall act as principals, free of the control of the Holders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the Bylaws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

          (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the Trust Property; to invest in obligations, securities and assets of any kind, and without regard to whether they may mature before or after the possible termination of the Trust; and without limitation to invest all or any part of its cash and other assets and property in securities issued by any investment company or series thereof;

          (b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and proper to conduct such a business;

          (c) To adopt Bylaws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Holders;


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          (d)  To elect and remove such officers and appoint and terminate such agents, independent contractors and delegatees as they deem appropriate;

          (e) To employ an investment adviser (subject to such general or specific instruments as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such investment adviser;

          (f) To employ as custodian of any Trust Property, subject to any provisions herein or in the Bylaws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such;

          (g) To retain one or more transfer agents, dividend disbursing agents, placement agents, administrators, or Holder servicing agents, or both;

          (h) To provide for the distribution of Interests, either through a Principal Underwriter or distributor as provided herein, or by the Trust itself, or both, or pursuant to a distribution plan of any kind;

          (i) To set record dates in the manner provided for herein or in the Bylaws;

          (j) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, subagent, independent contractor, delegatee, manager, investment adviser, custodian or underwriter;

          (k)  To sell or exchange any or all of the Trust Property, subject to
Article XI, Section 5;

          (l) To vote or give assent, or exercise any rights of ownership, with respect to securities or other property; and to execute and deliver powers of attorney delegating such power to other persons;

          (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (n) To hold any security or other Trust Property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust's or Trustees' own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of business trusts or investment companies;



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          (o)  To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Interests representing beneficial interests in such Series, all in accordance with the provisions of Article IV;

          (p) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series or to apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets belonging to that Series as provided for in Article IV,
Section 4;

          (q) To consent to or participate in any plan for the liquidation, reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held by the Trust;

          (r) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

          (s) To make distributions of income and of capital gains to Holders in the manner provided for in this Trust Instrument or in the Bylaws;

          (t) To borrow money and in connection therewith to issue notes or other evidences of indebtedness and to pledge or grant security interests in Trust Property as security therefor;

          (u) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper;

          (v) To sell, add, reduce and otherwise deal in Interests; to establish terms and conditions regarding the sale, reduction, addition or dealing in of Interests; and, subject to Articles V and VI, to apply to any such reduction any funds or property of the Trust or of the particular Series with respect to which such Interests are sold;

          (w) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (x) To endorse or guarantee the payment of any notes or other obligations of any person or to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

          (y) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

          (z) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

          (aa) To sell all or a portion of its Interests to another investment company that is registered under the 1940 Act, in the Trustees' sole discretion, without the vote or approval of any Holder or Holders, notwithstanding any other provision of this Trust Instrument or the Bylaws to the contrary; and

          (bb) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

     The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

     SECTION 2. CERTAIN TRANSACTIONS. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.


                                       -8-

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                                   ARTICLE IV

                                SERIES; INTERESTS

     SECTION 1. ESTABLISHMENT OF SERIES. The Trust shall consist of one or more Series. The Trustees hereby establish the Series listed in Schedule A attached hereto and made a part hereof. Each additional Series shall be established by the adoption of a resolution of the Trustees. The Trustees by resolution may designate the relative rights and preferences of the Interests of each Series. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may sell any number of Interests and need not sell Interests. Each holder of Interests of a Series shall be entitled to receive his pro rata share of all distributions made with respect to such Series. Upon redemption of his Interests, such Holder shall be paid solely out of the funds and property of such Series. The Trustees may change the name of any Series. At any time that there are no Interests outstanding of any particular Series previously established and designated, the Trustees may by a majority vote abolish that Series and rescind the establishment and designation thereof. The Trustees by resolution, adopted in their sole discretion, may divide the Shares of any Series into classes and designate the relative rights and preferences thereof, in which case each class of a Series shall represent interests in the assets of that Series.

     SECTION 2. INTERESTS. The beneficial interest in the Trust shall be divided into Interests of one or more separate and distinct Series established by the Trustees. The number of Interests of each Series is unlimited.
Interests shall not be transferable, unless the prospective transferor obtains the prior unanimous consent of the Holders to the transfer. All Interests sold hereunder shall be fully paid and nonassessable. Holders shall have no preemptive or other right to subscribe to any additional Interests or other interests sold by the Trust or any Series. The Trustees shall have full power and authority, in their sole discretion and without obtaining Holder approval: to sell original or additional Interests at such times and for the amount and type of consideration and on such terms and conditions as they deem appropriate; to sell fractional Interests; to establish and to change in any manner Interests of any Series with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but without a vote of a majority of the Outstanding Interests of the Series, voting as a Series, the Trustees may not change Outstanding Interests in a manner materially adverse to the Holders of such Interests); to classify or reclassify any Interests of any Series into one or more Series of Interests; to abolish any one or more Series of Interests; to sell Interests to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Interests as the Trustees may deem desirable.


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     SECTION 3.  INVESTMENT IN THE TRUST.  The Trustees shall accept investments in any Series from such persons and on such terms as they may from time to time authorize; provided, however, that S corporations (as defined in Code Section 1361 ET SEQ.), partnerships and grantor trusts (as those terms are defined for Federal income tax purposes) may not purchase Interests. At the Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest. Investments in a Series shall be credited to each Holder's Book Capital Account after the investment is received and accepted. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

     SECTION 4. ASSETS AND LIABILITIES OF SERIES. All consideration received by the Trust for the sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as "assets belonging to" that Series.
The assets belonging to a particular Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that particular Series. Any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Holders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Holders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series or, if appropriate, between or among any one or more of the Series and any other investment company advised by the same investment adviser, in each case in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Holders of all Series for all purposes.

     Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series. No Holder or former Holder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series. No Holder or former Holder of any particular Series shall have any claim or right to institute suit against or in the right of the Trust or any Series with respect to any matter that does not directly affect that particular Series.

     SECTION 5. OWNERSHIP OF INTERESTS. The Trust shall maintain a register containing the names and addresses of the Holders of each Series and the Book Capital Account balances of each Holder. The register shall be conclusive as to the identity of Holders of record and the Interests held by them from time to time.

     SECTION 6.  STATUS OF INTERESTS:  LIMITATION OF HOLDER LIABILITY.
Interests shall be deemed to be personal property giving Holders only the rights provided in this Trust Instrument. Every Holder, by virtue of having acquired an Interest, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument. No Holder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Holder personally or to demand payment from any Holder for anything, other than as agreed by the Holder. Holders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Holder or Trustee.

                                    ARTICLE V

                      PURCHASES, DECREASES AND WITHDRAWALS

     SECTION 1. PURCHASES. The Trustees may permit the purchase of Interests from the Trust, but only if the purchaser is a qualified Holder and the beneficial owner of the Interests. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit the purchase of Interests by such party or parties (or increase in the Interests of a Holder) and for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.

     SECTION 2. DECREASES AND WITHDRAWALS. A Holder shall have the authority to redeem its Interest in the Trust or a portion thereof, at such Holder's option, subject to the terms and conditions provided in this Article V. The Trust shall, upon application of any Holder or pursuant to authorization from any Holder, and subject to this Section 2, redeem such Holder's Interest; provided that (a) the amount of such redemption shall not exceed the reduction in the Holder's Book Capital Account effected by such redemption of its Interest and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of redemption subject to the applicable requirements of the 1940 Act. The procedures for effecting redemptions shall be as determined by the Trustees from time to time.

                                   ARTICLE VI

                      DETERMINATION OF BOOK CAPITAL ACCOUNT
                     BALANCES, NET INCOME AND DISTRIBUTIONS

     SECTION 1. BOOK CAPITAL ACCOUNT BALANCES. An individual Book Capital Account shall be maintained for each Holder.

          (a) The balance of each Holder's Book Capital Account shall consist of its original contribution of capital, increased by additional contributions and by allocations of income or gain and decreased by allocations of loss and expenses and by distributions, including distributions pursuant to redemptions of a Holder's Interests in the Trust.

          (b) The Book Capital Accounts of the Holders shall be adjusted daily pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect the revaluation of Trust assets on the Trust's books as if such assets had been sold for fair market value. For purposes of maintaining the Book Capital Accounts, gain or loss in such case, and in the case of an actual sale of Trust assets, shall be computed by reference to the book value of the assets and not their tax basis. Such Book Capital Accounts shall be further adjusted as necessary to meet the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv) under the Code. The Trustees may adopt resolutions setting forth the specific method of determining the Book Capital Account balances of each Holder.

          (c) The power and duty to make calculations pursuant to such resolutions may be delegated by the Trustees to the Trust's investment adviser, administrator, custodian, or other such person as the Trustees may determine.

     SECTION 2. DISTRIBUTIONS AND ALLOCATIONS TO HOLDERS. The Trust shall, in compliance with the regulations promulgated under applicable provisions of the Code (i) allocate daily the income or loss of the Trust to each Holder of Interests in the Trust in proportion to such Holder's Book Capital Account, (ii) make distributions to each Holder in proportion to such Holder's Book Capital Account and (iii) upon liquidation, make a final distribution to each Holder in accordance with such Holders' positive Book Capital Account balance, as determined after taking into account all Book Capital Account adjustments for the Trust's taxable year during which the liquidation occurs (other than those adjustments made pursuant to this Section 2 and Section 5 hereof), by the end of such taxable year (or, if later, within 90 days after the date of the liquidation). The Trustees may also retain from the amounts to be distributed such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may from time to time modify the Trust's obligation or methodology under this Section 2 to the extent necessary or desirable (in the sole discretion of the Trustees or their delegate) to comply with the Code, any regulations promulgated thereunder, or other Internal Revenue Service pronouncements.

     SECTION 3. ALLOCATION OF CERTAIN TAX ITEMS. If any property of the Trust is reflected in the Book Capital Accounts of the Holders and on the books of the Trust at a book value that differs from the adjusted tax basis of such property, then the tax items with respect to such property shall, in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(4)(i) under the Code, be shared among the Holders in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its book value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Trust are taken into account in determining the Holders' share of tax items under Code Section 704(c).

     SECTION 4. POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any of the foregoing provisions of this Article VI, but subject to the requirements of the Code and the Regulations thereunder, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Trust, the allocation of income or the payment of distributions to the Holders of Interests in the Trust as they may deem necessary or desirable to enable the Trust to comply with any applicable provisions of the 1940 Act, the Code, any rule or regulation thereunder, or any order of exemption issued by the Commission, as in effect now or hereafter amended or modified.

     SECTION 5. NO DEFICIT MAKEUP REQUIREMENT. In the event the Trust is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)(i), distributions shall be made pursuant to Section 2 hereof to any Holders who have positive Book Capital Account balances, in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2). Under no circumstances may a Holder be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of the ownership of an Interest.


                                   ARTICLE VII

                       HOLDERS' VOTING POWERS AND MEETINGS

     SECTION 1. VOTING POWERS. The Holders shall have power to vote only with respect to (a) the election of Trustees; (b) the removal of Trustees; (c) any investment advisory contract; (d) any termination of the Trust as provided in
Article XI, Section 4; (e) the amendment of this Trust Instrument to the extent and as provided in Article XI, Section 8; and (f) such additional matters relating to the Trust as may be required by law, this Trust Instrument, or the Bylaws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

     On any matter submitted to a vote of the Holders, all Interests shall be voted by individual Series, except (a) when required by the 1940 Act, Interests shall be voted in the aggregate and not by individual Series, and (b) when the Trustees have determined that the matter affects the interests of more than one Series, then the Holders of all such affected Series shall be entitled to vote thereon. Each Holder shall be entitled to vote based on the ratio its Interest bears to the Interests of all Holders entitled to vote. There shall be no cumulative voting in the election of Trustees. Interests may be voted in person or by proxy or in any manner provided for in the Bylaws. The Bylaws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Holders of the Trust or of any Series, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Interests may be voted only in person or by written proxy. Until Interests of a Series are issued, as to that Series the Trustees may exercise all rights of Holders and may take any action required or permitted to be taken by Holders by law, this Trust Instrument or the Bylaws.

     SECTION 2. MEETINGS OF HOLDERS. Special meetings of the Holders of any Series may be called by the Trustees and shall be called by the Trustees upon the written request of Holders owning at least twenty-five percent (25%) of the Outstanding Interests of such Series entitled to vote. Holders shall be entitled to at least ten days notice of any meeting, given as determined by the Trustees.

     SECTION 3. QUORUM; REQUIRED VOTE. One-third of the Outstanding Interests of each Series, or one-third of the Outstanding Interests of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Holders meeting with respect to such Series, or with respect to the entire Trust, respectively. Except when a larger vote is required by law, this Trust Instrument or the Bylaws, at any meeting at which a quorum is present, a majority of the total Interests voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Interests shall elect a Trustee; provided, that if this Trust Instrument or applicable law permits or requires that Interests be voted on any matter by individual Series, then a majority of the Interests of that Series (or, if required by law, a Majority Holder Vote of that Series) voted in person or by proxy on the matter shall decide that matter insofar as that Series is concerned.

     Holders may act as to the Trust or any Series by the written consent of a majority (or such greater amount as may be required by applicable law) of the Outstanding Interests of the Trust or of such Series, as the case may be. If the consents of all Holders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Holders shall not have been received, the Secretary shall give prompt notice of the action approved by the Holders without a meeting.

     Notwithstanding any other provision herein or in the Bylaws, any meeting of Holders, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the total Interests represented at that meeting, either in person or by proxy. Any adjourned session of a meeting of Holders may be held within a reasonable time without further notice.


                                  ARTICLE VIII

                        CONTRACTS WITH SERVICE PROVIDERS

     SECTION 1. INVESTMENT ADVISER. Subject to a Majority Holder Vote, the Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers. Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

     SECTION 2. PLACEMENT AGENT. The Trustees may enter into contracts with another party on behalf of the Trust or any Series, providing for the placement and sale of Interests by such other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees.

     SECTION 3. TRANSFER AGENCY, HOLDER SERVICES AND ADMINISTRATION AGREEMENTS. The Trustees, on behalf of the Trust or any Series, may enter into transfer agency agreements, Holder service agreements and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees.

     SECTION 4. CUSTODIAN. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) disburse such funds upon orders or vouchers, and
(d) employ one or more sub-custodians.

     SECTION 5. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may enter into any contract referred to in this Article with any entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his capacity as Trustee and/or Holder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom.

     Any contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal. No amendment to a contract referred to in Section 1 of this Article shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act, and the rules and orders thereunder.

                                   ARTICLE IX

                        EXPENSES OF THE TRUST AND SERIES

     Subject to Article IV, Section 4, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the Trust estate or the assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of pricing Trust portfolio securities; expenses of sale, addition and reduction of Interests; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and Holder reports and delivering them to Holders; expenses of meetings of Holders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Holders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities. This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.


                                    ARTICLE X

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

     SECTION 1. LIMITATION OF LIABILITY. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees, officers, employees and managers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, manager, investment adviser, delegatee or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee, officer, employee or manager of the Trust against liability to the Trust or to Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     SECTION 2.  INDEMNIFICATION.

          (a) Subject to the exceptions and limitations contained in subsection (b) below:

               (i) every person who is, or has been, a Trustee, officer, employee, manager or agent of the Trust (including persons who serve at the Trust's request as directors, trustees, officers or agents of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such person in connection with any claim, action, suit or proceeding in which such person becomes involved as a party or otherwise by virtue of being or having been a Covered Person and against amounts paid or incurred by such person in the settlement thereof, whether or not such person is a Covered Person at the time such expenses are incurred;

               (ii) as used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorney's fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

          (b)  No indemnification shall be provided hereunder to a Covered
Person:

                   (i) Who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust; or

                  (ii) In the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office: (A) by the court or other body approving the settlement;
(B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

          (c) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by such person to the Trust or applicable Series if it is ultimately determined that such person is not entitled to indemnification under this Section; provided, however, that either
(i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

          (d) The rights of indemnification herein provided shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

          (e) By action of the Trustees, and notwithstanding any interest of the Trustees in the action, the Trust shall have power to purchase and maintain insurance, in such amounts as the Trustees deem appropriate, on behalf of any Covered Person, whether or not such person is indemnified against such liability or expense under the provisions of this Article X and whether or not the Trust would have the power or would be required to indemnify such person against such liability under the provisions of this Article X or of the Delaware Act or by any other applicable law, subject only to any limitations imposed by the 1940 Act.

          (f) Any repeal or modification of this Article X by the Holders of the Trust, or adoption or modification of any other provision of the Trust Instrument or Bylaws inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

     SECTION 3. INDEMNIFICATION OF HOLDERS. If any Holder or former Holder of any Series shall be held personally liable solely by reason of being or having been a Holder and not because of acts or omissions or for some other reason, the Holder or former Holder (or such person's heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Holder, assume the defense of any such claim made against such Holder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.


                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 1. TRUST NOT A PARTNERSHIP. This Trust Instrument creates a trust and not a partnership, except to the extent such trust is deemed to constitute a partnership under the Code and applicable state tax laws. No Trustee shall have any power to bind personally either the Trust's officers or any Holder.

     SECTION 2. TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article X, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

     SECTION 3. RECORD DATES. The Trustees may fix in advance a date up to sixty (60) days before the date of any Holders meeting, or the date for the allotment of rights, or the date when any change or conversion or exchange of Interests shall go into effect as a record date for the determination of the Holders entitled to notice of, and to vote at, any such meeting, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Interests. Any Holder who was a Holder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof.

     SECTION 4.  TERMINATION OF THE TRUST.

          (a) Except as provided herein, the Trust shall have perpetual existence. Upon the death, insanity, bankruptcy, retirement, resignation or expulsion of any Holder, the Trust shall be dissolved effective 90 days after such event. Within this 90-day period following any such event, the Holders may, by a unanimous vote of the Interests of the Trust at any meeting of the Holders or by an instrument in writing without a meeting signed by a majority of the Trustees and unanimously consented to by the Holders of such Interests, agree to continue the business of the Trust. In addition, subject to a Majority Holder Vote of the Trust or of each Series to be affected, the Trustees may:

                   (i) Sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series or to another entity which is an open-end investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of or interests in such Series, entity or series thereof; or

                  (ii) At any time sell and convert into money all or substantially all of the assets of the Trust or any affected Series.

     Upon making reasonable provision for the payment of all known liabilities of the Trust or any affected Series in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Holders of the Trust or any affected Series.

          (b) The Trustees may take any of the actions specified in subsection (a)(i) and (ii) above without obtaining a Majority Holder Vote of the Trust or any Series if a majority of the Trustees determines that the continuation of the Trust or Series is not in the best interests of the Trust, such Series, or their respective Holders as a result of factors or events adversely affecting the ability of the Trust or such Series to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust or a Series to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or the Series or affecting assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series.

          (c) Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (a), the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

     SECTION 5.  REORGANIZATION; MERGER; CONSOLIDATION.

          (a) Notwithstanding anything else herein, to change the Trust's form of organization the Trustees may, without Holder approval, (i) cause the Trust to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or another open-end management investment company under the 1940 Act, or a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act, (ii) cause the Interests to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, or (iii) cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

          (b) Any merger, consolidation or incorporation of the Trust other than those described in Section 5(a) hereof may be approved by the affirmative vote of both a majority of the Trustees voting at a duly constituted meeting of Trustees at which a quorum is present and the holders of one-half (1/2) of the Outstanding Interests of the Trust entitled to vote thereon.

          (c)  Pursuant to and in accordance with the provisions of
Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Section 5 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

     SECTION 6. TRUST INSTRUMENT. The original or a copy of this Trust Instrument and of each amendment hereto or Trust Instrument supplemental shall be kept at the office of the Trust where it may be inspected by any Holder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments or supplements and as to any matters in connection with the Trust. The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     SECTION 7. APPLICABLE LAW. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust,
(v) the allocation of receipts and expenditures to income or principal,
(vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees, which are inconsistent with the limitations on liabilities or authority and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     SECTION 8. AMENDMENTS. The Trustees may, without any Holder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument; provided, that Holders shall have the right to vote on any amendment (a) which would affect the voting rights of Holders granted in Article VII, Section 1,
(b) to this Section 8, (c) required to be approved by Holders by law or by the Trust's registration statement(s) filed with the Commission, and (d) submitted to them by the Trustees in their discretion. Any amendment submitted to Holders which the Trustees determine would affect the Holders of any Series shall be authorized by vote of the Holders of such Series and no vote shall be required of Holders of a Series not affected.

     Notwithstanding anything else herein, any amendment to Article X which would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees and agents of the Trust or to Holders or former Holders, and any repeal or amendment of this sentence, shall each require the affirmative vote of the holders of two-thirds (2/3) of the Outstanding Interests of the Trust entitled to vote thereon.

     SECTION 9. FISCAL YEAR. The fiscal year of the Trust shall end on the date set by resolution approved by the Trustees. The Trustees may change the fiscal year of the Trust without Holder approval.

     SECTION 10. SEVERABILITY. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

     SECTION 11.  USE OF THE NAMES "BERGER" AND "BIAM".

          (a) Berger Associates, Inc. ("Berger") has consented to and granted a non-exclusive license for the use by the Trust and by each Series thereof to the identifying word "Berger" in the name of the Trust and of each Series. Such consent is conditioned upon the Trust's employment of Berger or its affiliate as investment adviser to the Trust and to each Series. As between Berger and the Trust, Berger shall control the use of such name insofar as such name contains the identifying word "Berger." Berger may from time to time use the identifying word "Berger" in other connections and for other purposes, including without limitation in the names of other investment companies, corporations or businesses that it may manage, advise, sponsor or own or in which it may have a financial interest. Berger may require the Trust or any Series to cease using the identifying word "Berger" in the name of the Trust or any Series if the Trust or Series ceases to employ Berger or affiliate thereof as investment adviser.

          (b) Bank of Ireland Asset Management (U.S.) Limited ("BIAM") has consented to and granted a non-exclusive license for the use by the Trust and by each Series thereof to the identifying words "Bank of Ireland Asset Management" or the initials thereof in the name of the Trust and of each Series. Such consent is conditioned upon the Trust's employment of BIAM or its affiliate as investment adviser to the Trust and to each Series. As between BIAM and the Trust, BIAM shall control the use of such name insofar as such name contains the identifying words "Bank of Ireland Asset Management" or the initials thereof. BIAM may from time to time use the identifying words "Bank of Ireland Asset Management" or the initials thereof in other connections and for other purposes, including without limitation in the names of other investment companies, corporations or businesses that it may manage, advise, sponsor or own or in which it may have a financial interest. BIAM may require the Trust or any Series to cease using the identifying words "Bank of Ireland Asset Management" or the initials thereof in the name of the Trust or any Series if the Trust or Series ceases to employ BIAM or affiliate thereof as investment adviser.

     SECTION 12. TAX MATTERS PARTNER. The Trustees shall appoint one of the Holders as tax matters partner ("TMP") in accordance with Section 6231(a)(7) of the Code for federal income tax purposes.

          (a) The TMP shall be charged with all authority and duties accorded tax matters partners under the Code and applicable regulations. In the event the Trust is subject to administrative or judicial proceedings for the assessment and collection of deficiencies for federal taxes or for the refund of overpayments of federal taxes arising out of a Holder's distributive share of income, losses, gain, credits and deductions, the TMP shall have all the powers and duties assigned to the TMP under Sections 6221-6233 of the Code and regulations thereunder. Such powers include the right of the TMP, in its absolute discretion, to make or to refuse to make any election, or to take or to refuse to take any action, permitted to be made or taken pursuant to the provisions of Sections 6221-6232 of the Code. In addition, the TMP shall have similar authority and duties with respect to all state and local tax matters.

          (b) Nothing in this Section 12 shall be construed to prohibit the TMP from delegating its authority and duties as TMP to the Trustees or an agent or adviser selected with the approval of the Trustees.

          (c) The TMP, Trustees, agent or adviser, as the case may be, shall send to each Holder within sixty (60) days after the end of each taxable year, the information necessary for the Holder to complete its federal and state income tax or information returns and a copy of the Trust's federal, state and local income tax or information returns for the year.

     SECTION 13. WITHHOLDING. Should any Holder be subject to withholding pursuant to the Code or any other provision of law, the Trust shall withhold all amounts otherwise distributable to such Holder as shall be required by law and any amounts so withheld shall be deemed to have been distributed to such Holder under this Trust Instrument. If any sums are withheld pursuant to this provision, the Trust shall remit the sums so withheld to and file the required forms with the Internal Revenue Service, or other applicable government agency.

     SECTION 14. FUTURE TREASURY REGULATIONS. In the event that future Temporary or Final Treasury Regulations are adopted relating to the characterization of entities as partnerships for

Federal income tax purposes, the Trustees shall have the right to make any elections under such Regulations as they deem advisable and to reform this Trust Instrument (and other related instruments) to reflect those Regulations and any elections made thereunder, provided that any elections so made shall be for the purpose of qualifying this Trust and all Series thereof as one or more partnerships for Federal income tax purposes and shall otherwise comply with applicable law.





               [the balance of this page left intentionally blank]

     IN WITNESS WHEREOF, the undersigned, being all of the initial Trustees, have executed this Trust Instrument as of the date first above written.




                                        /s/ Michael Owen
                                        ----------------------------------------
                                        Michael Owen, as
                                        Trustee and not individually


                                        /s/ Dennis E. Baldwin
                                        ----------------------------------------
                                        Dennis E. Baldwin, as
                                        Trustee and not individually


                                        /s/ William M.B. Berger
                                        ----------------------------------------
                                        William M.B. Berger, as
                                        Trustee and not individually


                                        /s/ Louis R. Binder
                                        ----------------------------------------
                                        Louis R. Bindner, as
                                        Trustee and not individually


                                        /s/ Katherine A. Cattanach
                                        ----------------------------------------
                                        Katherine A. Cattanach, as
                                        Trustee and not individually


                                        /s/ Lucy Black Creighton
                                        ----------------------------------------
                                        Lucy Black Creighton, as
                                        Trustee and not individually


                                        /s/ Paul R. Knapp
                                        ----------------------------------------
                                        Paul R. Knapp, as
                                        Trustee and not individually


                                        /s/ Gerard M. Lavin
                                        ----------------------------------------
                                        Gerard M. Lavin, as
                                        Trustee and not individually

                                        /s/ Harry T. Lewis, Jr.
                                        ----------------------------------------
                                        Harry T. Lewis, Jr., as
                                        Trustee and not individually


                                        /s/ William Sinclaire
                                        ----------------------------------------
                                        William Sinclaire, as
                                        Trustee and not individually

                                   SCHEDULE A

                               SERIES OF THE TRUST


                       Berger/BIAM International Portfolio